Exhibit 99.01

KANA Software Reports Fourth Quarter and Year-End

2006 Financial Results

Company Reports 25% year-over-year Revenue Growth; License Revenue Doubles

MENLO PARK, Calif. March 1, 2007 – KANA Software, Inc. (OTC: KANA.OB), a world leader in multi-channel customer service, today announced financial results for the fourth quarter and year ended December 31, 2006.

Q4 and 2006 Financial Highlights:

•	KANA’s total revenues for the fourth quarter of 2006 were $14.9 million, an increase of 30% from the fourth quarter of 2005.

•	License revenue for the fourth quarter of 2006 was $6.0 million, an increase of 131% from the fourth quarter of 2005.

•	The Company ended the quarter with cash of $5.7 million on December 31, 2006, up 23% from $4.6 million on September 30, 2006.

•	KANA’s total revenues for the year ended December 31, 2006 were $54.0 million, an increase of 25% over the prior year.

•	2006 license revenue rose to $19.1 million, an increase of 136% year-over-year.

“We are extremely pleased with our fourth quarter and year-end results, as they reflect our focus on business fundamentals and meeting customer demand” said Michael Fields, chief executive officer of KANA. “KANA operated profitably for 2006 on a non-GAAP basis. Moreover, the fourth quarter was the largest license revenue quarter that the Company has had since 2003. Looking forward to 2007, we continue to be optimistic about the market demand for multi-channel customer service solutions as well as the strong sales pipeline and team we are building here at KANA. We believe that the Company is well positioned for continued growth fueled by market leadership, financial discipline and successful execution.”

The Company reported a net loss in accordance with accounting principles generally accepted in the United States (GAAP) of $1.4 million, or $(0.04) per share, for the quarter ended December 31, 2006 versus a GAAP net loss of $1.0 million, or $(0.03) per share, for the quarter ended December 31, 2005. The Company reported a GAAP net loss of $1.8 million, or $(0.05) per share, for the year ended December 31, 2006 versus a GAAP net loss of $18.0 million, or $(0.58) per share, for the year ended December 31, 2005.

For the fourth quarter 2006, KANA reported non-GAAP net loss of $60,000, or $0.00 per share, as compared to a non-GAAP net loss of $1.0 million, or $(0.03) per share, for the quarter ended December 31, 2005. KANA’s fourth quarter 2006 non-GAAP net loss of $60,000 was calculated by adjusting KANA’s GAAP net loss of $1.4 million by adding back accounting charges for stock-based compensation expense measured in accordance with SFAS 123R, and restructuring expense.

KANA’s non-GAAP net income for the year ended December 31, 2006 was $3.6 million, or $0.10 per diluted share, as compared to a net loss of $11.5 million, or $(0.37) per share, for the year ended December 31, 2005. KANA’s year ended 2006 and 2005 non-GAAP net income (loss) were calculated by adjusting the Company’s GAAP net loss by adding back certain accounting charges: impairment of internal-use software, stock-based compensation expense measured in accordance with SFAS 123R, registration rights penalty paid in common stock, warrant liability expense (income) and restructuring expense.

Company Highlights

•

In Q4, the Company closed 60 license transactions – the largest number reported in three years. New and existing customers that purchased KANA solutions in 2006 include AT&T-Cingular, British Sky Broadcasting, Federated Stores, HSBC, KLM, Priceline, Shurgard,TD Waterhouse, Verizon Wireless, and Xerox.

•	KANA received 11 industry awards in 2006, including the coveted leadership position in the 2006 Forrester Wave report for eService.

•

In 2006, KANA established vertical sales teams to focus on global Financial Services and the Federal Government. These sales teams will work closely with the company’s strategic alliance partners to further penetrate these markets.

•	In Q4 KANA added seasoned sales managers to the strong team that it had been building throughout the year, increasing the company’s sales force by 25%.

•	During the year, KANA exceeded its annual IBM quota by 183%, achieving the number one position within its alliances category.

•

In Q4, KANA’s shares of common stock began trading on the OTC Bulletin Board (OTCBB) under the ticker symbol KANA.OB. The upgrade to the OTC Bulletin Board reflected the resumption of current reporting requirements, as well as related operational efficiencies resulting from the Company’s efforts to streamline the organization.

Investor Conference Call Information:

KANA’s management team will host a conference call today at 4:30PM EST (1:30PM PST) where they will discuss the Company’s reported financial results and financial outlook. The live webcast can be accessed by visiting the investor relations section of KANA’s website at www.kana.com.

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

Kana Software, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2006	December 31, 2005
Assets

Cash and cash equivalents	$5,719	$6,216
Restricted cash	74	5,900
Accounts receivable, net	8,756	6,095
Other current assets	1,967	2,859

Total current assets	16,516	21,070

Restricted cash, long-term	990	1,063
Property and equipment, net	1,221	1,846
Goodwill	8,623	8,623
Acquired intangible assets, net	15	148
Other assets	2,970	2,956

Total Assets	$30,335	$35,706

Liabilities and Stockholders’ Deficit

Line of credit	$—	$7,400
Notes payable, current portion	327	—
Accounts payable	2,684	5,057
Accrued liabilities	6,880	8,706
Accrued restructuring	1,844	2,727
Deferred revenue	15,825	14,529
Warrant liability	—	1,090

Total current liabilities	27,560	39,509

Deferred revenue, long-term	410	506
Accrued restructuring, long-term	4,258	4,825
Other long-term liabilities	639	660

Total liabilities	32,867	45,500

Total stockholders’ deficit	(2,532)	(9,794)

Total Liabilities and Stockholders’ Deficit	$30,335	$35,706

Kana Software, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Revenues	$14,866	$11,422	$54,030	$43,128

Costs and expenses:

Cost of license fees	416	749	2,460	2,995
Cost of services	3,211	2,152	10,439	8,746
Amortization of acquired intangible assets	33	33	133	133
Sales and marketing	6,321	3,738	19,616	17,682
Research and development	3,288	2,666	10,765	13,232
General and administrative	2,326	3,018	9,585	11,404
Impairment of internal-use software	—	—	—	6,326
Restructuring costs	693	271	703	468

Total costs and expenses	16,288	12,627	53,701	60,986

Income (loss) from operations	(1,422)	(1,205)	329	(17,858)

Interest and other income (expense), net	88	249	(738)	88
Registration rights penalty	—	—	(1,198)	—

Loss before income tax expense	(1,334)	(956)	(1,607)	(17,770)

Income tax expense	(90)	(62)	(219)	(196)

Net loss	$(1,424)	$(1,018)	$(1,826)	$(17,966)

Basic and diluted net loss per share	$(0.04)	$(0.03)	$(0.05)	$(0.58)

Shares used in computing basic and diluted net loss per share	35,531	33,785	34,584	30,814

Employee stock-based compensation included in the expense line items:
Cost of services	$58	$—	$211	$2
Sales and marketing	217	—	752	9
Research and development	104	—	356	2
General and administrative	292	—	1,476	25

	$671	$—	$2,795	$38

Non-GAAP Financial Measures

To help understand KANA’s past financial performance and future results, KANA has supplemented its financial results that it provides in accordance with accounting principles generally accepted in the United States, or GAAP, with non-GAAP financial measures. The method KANA uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. KANA’s reference to these non-GAAP financial results should be considered in addition to results that are prepared under current accounting standards but should not be considered as a substitute for, or superior to, the financial results that are presented as consistent with GAAP. KANA’s management uses the supplemental non-GAAP financial measures internally to understand, manage and evaluate KANA’s business and make operating decisions. These non-GAAP financial measures are among one of the factors KANA’s management uses in planning for and forecasting future periods. These non-GAAP financial measures have been reconciled to the nearest GAAP measure as required under the Securities and Exchange Commission rules.

Reconciliation of GAAP net loss to non-GAAP net income (loss):

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005
Net loss, GAAP	$(1,424)	$(1,018)	$(1,826)	$(17,966)
Non-GAAP adjustments:
Impairment of internal-use software	—	—	—	6,326
Employee stock-based compensation	671	—	2,795	38
Restructuring	693	271	703	468
Registration rights penalty	—	—	1,198	—
Warrant liability	—	(265)	774	(331)

Net income (loss), non-GAAP	$(60)	$(1,012)	$3,644	$(11,465)

Net income (loss) per share, non-GAAP
Basic	$(0.00)	$(0.03)	$0.11	$(0.37)

Diluted	$(0.00)	$(0.03)	$0.10	$(0.37)

Shares used in per share calculation
Basic	35,531	33,785	34,584	30,814

Diluted	35,531	33,785	34,987	30,814

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about market demand for multi-channel customer service solutions; KANA’s sales pipeline, growth, profitability, success and market leadership; and customers’ expected benefits and results from KANA applications. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Investor Contacts:

Carolyn Bass/ Zach Barnes

Market Street Partners

415-445-3232

kana@marketstreetpartners.com

Media Contact:

Suzanne Deppe

KANA

650-614-8369

pr@kana.com

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